                    RESTATED AND AMENDED EMPLOYMENT AGREEMENT
                    -----------------------------------------

                  THIS RESTATED AND AMENDED EMPLOYMENT AGREEMENT made as of this 1st day of September, 1995, by and between GST USA, INC. ("GUSA") and GST TELECOM INC. ("Telecom" and together with GUSA, the "Corporations"), each Delaware corporations with their principal offices at 4317 N.E. Thurston Way, Vancouver, Washington 98662, and JOHN WARTA, residing at 13513 N.E. 132nd Avenue, Brush Prairie, Washington 98606 (the "Executive").

                              W I T N E S S E T H :

                  WHEREAS, Executive has heretofore been employed pursuant to an Employment Agreement dated as of March 1, 1994 between Telecom and Executive; and

                  WHEREAS, Telecom and Executive desire to restate and amend the terms of Executive's employment and to provide that Executive shall be jointly employed by GUSA and Telecom;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

                  1. Employment of Executive. The Corporations hereby employ Executive as their Chief Executive Officer, to perform the duties and responsibilities incident to such office, subject at all times to the control and direction of the Boards of Directors of the Corporations (the "Boards").

                  2. Acceptance of Employment; Time and Attention. Executive hereby accepts such employment and agrees that throughout the period of his employment hereunder, except as hereinafter provided, he will devote substantially all his time, attention, knowledge and skills, faithfully, diligently and to the best of his ability, in furtherance of the business of the Corporations, their parent corporation, GST Telecommunications, Inc. ("GST") and their subsidiaries (collectively, the "GST Companies"), and will perform the duties assigned to him pursuant to Paragraph 1 hereof, subject, at all times, to the direction and control of the Boards. Executive shall be the principal executive officer of the GST Companies and shall in general manage and control all of the day-to-day operations of the GST Companies. Executive shall also perform such specific duties and shall exercise such specific authority related to the management of the day-to-day operations of the Corporations consistent with his position as Chief Executive Officer as may be assigned to Executive from time to time by the Boards. Executive shall at all times be subject to, observe and carry out such rules, regulations, policies, directions and restrictions as the GST Companies shall from time to time establish. During the period of his employment hereunder, Executive shall not, except as hereinafter provided, directly or indirectly, accept employment or compensation from, or perform services of any nature for, any business enterprise other than the GST Companies. The Corporations acknowledge that Executive (i) is a party to that certain Consulting Agreement dated December 29, 1993 with Tomen Telecom International, Inc. ("Tomen"), pursuant to which he has agreed to provide consulting services,
(ii) will also provide marketing services to Tomen, (iii) will render services to the Hi-Rim Projects, as such term is defined in the Restated and Amended Agreement effective as of June 21, 1994, by and among GST, GUSA, Pacwest Network L.L.C., Executive, Clifford V. Sander and Telecom (the "Shareholder Agreement"),
(iv) will continue to
conduct business through Green Arbor Development, Pacwest Telecom, Inc. and Pacwest Network Inc. and (iv) proposes to engage in charitable activities. Neither the performance of such services, nor such engagement, shall constitute a breach of this Agreement, provided that they do not interfere with the performance by Executive of his duties hereunder, and provided, further, that the services referred to in clauses (i), (ii), (iii) and (iv) hereof do not require the devotion of more than five percent of Executive's working hours in any year. Apart from any travel required to perform Executive's employment duties, Executive shall not be required to be regularly based at any office of the Corporation located outside the metropolitan areas of Portland, Oregon or Vancouver, Washington, without Executive's prior written consent (which may be withheld in Executive's discretion). Executive shall be elected or appointed to such offices of the GST Companies other than the Corporations as shall be determined from time to time by the Board of Directors of GST (the "GST Board"). During the period of Executive's employment hereunder, he shall not be entitled to additional compensation for serving in any offices of the GST Companies other than the Corporations to which he is elected or appointed.

                  3. Term. Except as otherwise provided herein, the term of Executive's employment hereunder shall commence as of the date hereof and shall continue to and including the 28th day of February, 1999.

                  4. Compensation. As compensation for his services hereunder, the Corporations shall pay to Executive (i) a base salary at the rate of $200,000 per annum, payable in equal installments no less frequently than semi-monthly and (ii) such incentive compensation and bonuses, if any, as the GST Board (or the Compensation Committee thereof) in its absolute discretion may determine to award Executive; provided that this Agreement shall in no event be construed to require the payment to Executive of incentive compensation or bonuses. At least annually, the GST Board or the Compensation Committee thereof shall review Executive's base salary and shall determine whether any adjustment thereof is warranted. If it is determined to adjust Executive's base salary, such adjustment shall be based upon (i) the nature, magnitude and quality of the services performed by Executive for the GST Companies, (ii) the condition (financial and other) and results of operations of the GST Companies and (iii) the compensation paid for positions of comparable responsibility and authority within the telecommunications industry, provided that no such adjustment shall reduce such base salary below $200,000 per annum. All compensation paid to Executive shall be subject to withholding and other employment taxes imposed by applicable law.

                  5. Additional Benefits. In addition to such base salary and any incentive compensation and bonuses awarded Executive, he (and his family) shall be entitled to participate, to the extent he is (and they are) eligible under the terms and conditions thereof, in any profit sharing, pension, retirement, hospitalization, insurance, disability, medical service, stock option, bonus or other employee benefit plan generally available to the executive officers of the Corporations that may be in effect from time to time during the period of Executive's employment hereunder. The Corporations shall be under no obligation to institute or continue the existence of any such employee benefit plan.

                  6. Reimbursement of Expenses. The Corporations shall reimburse Executive in accordance with applicable policies of the GST Companies for all expenses reasonably incurred by him in connection with the performance of his duties hereunder and the business of the GST Companies, upon the submission to the Corporations of appropriate receipts or vouchers.

                  7. Facilities and Personnel. Executive shall be provided a private office, secretarial services and such other facilities, supplies, personnel and services as shall be required or reasonably requested for the performance of his duties hereunder.

                  8. Motor Vehicle Allowance. Executive shall be entitled to receive a non-accountable expense allowance of $400 per month to reimburse him for the cost and expense of operating and maintaining a motor vehicle in furtherance of the services rendered by him hereunder, which costs and expenses may include without limitation, vehicle loan and lease payments, insurance premiums, gasoline and repair expenditures and other similar charges.

                  9. Vacation. Executive shall be entitled to five weeks' paid vacation in respect of each 12-month period during the term of his employment hereunder, such vacation to be taken at times mutually agreeable to Executive and the Boards. Vacation time shall not be cumulative from one 12-month period to the next, but Executive shall receive vacation pay at the then current salary rate for any vacation time not taken by him.

                  10. D&O Insurance Coverage. The Corporations shall use their best efforts to cause GST to obtain and maintain, at GST's cost and expense, directors' and officers' liability insurance coverage for the directors and officers of GST, including Executive. Nothing herein shall be deemed to require GST to provide such coverage for Executive if it is not then providing such coverage generally to its directors and officers.

                  11. Restrictive Covenant. In consideration of his employment hereunder, Executive agrees that during the period of his employment hereunder and, in the event of termination of this Agreement (i) by Executive otherwise than for Employer Breach (as such term is defined herein) or (ii) by the Corporation for Cause (as such term is defined herein), for a further period ending on the earlier of two years after such termination or February 28, 2000, he will not (a) directly or indirectly own, manage, operate, join, control, participate in, invest in, or otherwise be connected with, in any manner, whether as an officer, director, employee, partner, investor or otherwise, any business entity that is engaged in the design, development, construction or operation of alternate access or other telecommunications networks, in providing long distance or other telecommunications services or in any other business in which the GST Companies, or any of them, are engaged during such period, within the United States of America (1) in all locations in which the GST Companies, or any of them, are doing business, and (2) in all locations in respect of which the GST Companies are actively planning for and/or pursuing a business opportunity, whether or not the GST Companies, or any of them, theretofore have submitted any bids, provided that if such planning and/or pursuit relates to a business opportunity that is not a competitive access project (a "CAP") such planning and/or pursuit must have involved material efforts on the part of the GST Companies, or any of them, (b) for himself or on behalf of any other person, partnership, corporation or entity, call on any customer of the GST Companies for the purpose of soliciting, diverting or taking away any customer from the GST Companies (1) in all locations in which the GST Companies, or any of them, are doing business, and
(2) in all locations in respect of which the GST Companies, or any of them, are actively planning for and/or pursuing a business opportunity, whether or not the GST Companies, or any of them, theretofore have submitted any bids, provided that if such planning and/or pursuit relates to a business opportunity that is not a CAP, such planning and/or pursuit must have involved material efforts on the part of the GST Companies, or any of them, or (c) induce, influence or seek to induce or influence any person engaged as an employee, representative, agent, independent contractor or otherwise by the GST Companies, or any of them, to terminate his or her relationship with the GST Companies, or any of them. Nothing herein contained shall be deemed to prohibit Executive from (x) investing his funds in securities of an issuer if the securities of such issuer are listed for trading on a national securities exchange or are traded in the over-the-counter market and Executive's holdings therein represent less than 2% of the total number of shares or principal amount of the securities of such issuer outstanding, (y) owning securities, regardless of amount, of GST or (z) holding an equity interest in Hi-Rim's Cuba

Project or in Hi-Rim's Honduras Cellular System, (y) holding up to 5,925 shares of Teletek and up to 1,700 shares of Intermedia.

                  Executive acknowledges that the provisions of this Paragraph 11 are reasonable and necessary for the protection of the GST Companies, and that each provision, and the period or periods of time, geographic areas and types and scope of restrictions on the activities specified herein are, and are intended to be, divisible. In the event that any provision of this Paragraph 11, including any sentence, clause or part hereof, shall be deemed contrary to law or invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect and any invalid and unenforceable provisions shall be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same valid and enforceable.

                  12. Confidential Information. Executive shall hold in a fiduciary capacity for the benefit of the GST Companies all information, knowledge and data relating to or concerned with its operations, sales, business and affairs, and he shall not, at any time for a period of two years after termination of his employment hereunder, use, disclose or divulge any such information, knowledge or data to any person, firm or corporation (unless the GST Companies no longer treat such information as confidential) other than to the GST Companies or their designees and employees or except as may otherwise be required in connection with the business and affairs of the GST Companies; provided, however, that Executive may use, disclose or divulge such information, knowledge or data that (i) was known to Executive at the commencement of his employment by Telecom; (ii) is or becomes generally available to the public through no wrongful act on Executive's part; or (iii) becomes available to Executive from a person or entity other than the GST Companies or their agents not bound by this or a similar agreement with the GST Companies; and provided, further, that the provisions of this Paragraph 12 shall not apply to Executive's know how to the extent utilized by him in subsequent employment so long as such employment is not in breach of this Agreement.

                  13. Equitable Relief. The parties hereto acknowledge that Executive's services are unique and that, in the event of a breach or a threatened breach by Executive of any of his obligations under this Agreement, the Corporations will not have an adequate remedy at law. Accordingly, in the event of any such breach or threatened breach by Executive, the Corporations shall be entitled to such equitable and injunctive relief as may be available to restrain Executive and any business, firm, partnership, individual, corporation or entity participating in such breach or threatened breach from the violation of the provisions hereof. Nothing herein shall be construed as prohibiting the Corporations from pursuing any other remedies available at law or in equity for such breach or threatened breach, including the recovery of damages and the immediate termination of the employment of Executive hereunder.

                  14. Survival of Provisions; Death. Neither the termination of this Agreement, nor of Executive's employment hereunder, shall terminate or affect in any manner any provision of this Agreement that is intended by its terms to survive such termination.

                  In the event of termination of Executive's employment hereunder by reason of his death, the Corporations shall pay a benefit (the "Benefit Payment") to such person or persons as Executive shall, at his option, from time to time designate by written instrument delivered to the Corporations, each subsequent designation to revoke all prior designations, or if no such designation is made, to Executive's estate (the "Payment Beneficiary"). The Benefit Payment shall be in an amount equal to one and one-half times Executive's then current base salary, and shall be payable to the Payment Beneficiary in equal quarterly installments over a period of one and one-half years, provided that if the GST Companies, or any of them, then maintain a life insurance policy on the life of Executive under which they are the beneficiaries, the amount of the death benefit payable thereunder, to a maximum amount equal to the Benefit Payment, less installments of the Benefit Payment theretofore paid, shall be paid to the Payment Beneficiary on the Benefit Payment installment payment date next succeeding the date on which the GST Companies receive such death benefit proceeds, and the remainder of the Benefit Payment, if any, shall be paid in equal quarterly installments as provided above.

                  15. Disability. In the event that during the term of his employment by the Corporations Executive shall become Disabled (as such term is hereinafter defined) he shall continue to receive the full amount of the base salary to which he was theretofore entitled for a period of six months after he shall be deemed to have become Disabled (the "First Disability Payment Period"). If the First Disability Payment Period shall end prior to February 28, 1999, Executive thereafter shall be entitled to receive salary at an annual rate equal to one-half of his then current base salary for a further period ending on the earlier of (i) one year thereafter, or (ii) February 28, 1999 (the "Second Disability Payment Period"). Upon the expiration of the Second Disability Payment Period, Executive shall not be entitled to receive any further payments on account of his base salary until he shall cease to be Disabled and shall have resumed his duties hereunder and provided that the Corporations shall not have theretofore terminated this Agreement as hereinafter provided. The Corporations may terminate this Agreement and Executive's employment hereunder at any time after Executive is Disabled, upon at least 10 days' prior written notice. For the purposes of this Agreement, Executive shall be deemed to have become Disabled when (x) by reason of physical or mental incapacity, Executive is not able to perform a substantial portion of his duties hereunder for a period of 135 consecutive days or for 135 days in any consecutive 225-day period or (y) when Executive's physician or a physician designated by the Corporations shall have determined that Executive shall not be able, by reason of physical or mental incapacity, to perform a substantial portion of his duties hereunder. In the event that Executive shall dispute any determination of his Disability pursuant to clauses (x) or (y) above, the matter shall be resolved by the determination of three physicians qualified to practice medicine in the State of Washington, one to be selected by each of the Corporations and Executive and the third to be selected by the designated physicians. If Executive shall receive benefits under any disability policy maintained by the GST Companies, the Corporations shall be entitled to deduct the amount equal to the benefits so received from base salary that they otherwise would have been required to pay to Executive as provided above.

                  The foregoing provisions regarding disability shall be adjusted during the term hereof to match the most favorable disability benefits provided to any other senior executive of the Corporations.

                  16. Termination for Cause. The Corporations may at any time upon written notice to Executive terminate Executive's employment for Cause. For purposes of this Agreement, the following shall constitute Cause: (i) the willful and repeated failure of Executive to perform any material duties hereunder or gross negligence of Executive in the performance of such duties, and if such failure or gross negligence is susceptible of cure by Executive, the failure to effect such cure within 20 days after written notice of such failure or gross negligence is given to Executive; (ii) excessive use of alcohol or illegal drugs interfering with the performance of Executive's duties hereunder;
(iii) theft, embezzlement, fraud, misappropriation of funds, other acts of dishonesty or the violation of any law or ethical rule relating to Executive's employment; (iv) the conviction of a felony or other crime involving moral turpitude by Executive; or (v) the breach by Executive of any other material provision of this Agreement, and if such breach is susceptible of cure by Executive, the failure to effect such cure within 20 days after written notice of such breach is given to Executive. For purposes of this

Agreement, an action shall be considered "willful" if it is done intentionally, purposely or knowingly, distinguished from an act done carelessly, thoughtlessly or inadvertently. In any such event, Executive shall be entitled to receive his base salary to and including the date of termination. Should Executive in good faith dispute his termination for Cause, he shall give prompt written notice thereof to the Corporations, in which event such dispute shall be submitted to and determined by arbitration in Seattle, Washington before an arbitrator appointed pursuant to the rules of the American Arbitration Association (the "Arbitrator"). Such arbitration shall be conducted in accordance with such rules as shall be promulgated by the Arbitrator, which shall include a discovery period not to exceed 30 days in length and which may include any or all of the rules then obtaining of the American Arbitration Association. Any award or decision of the Arbitration shall be conclusive in the absence of fraud and judgment thereon may be entered in any court having jurisdiction thereof. The costs of such arbitration shall be borne by the party against whom any award or decision is rendered. Executive shall not be entitled to receive any compensation for periods subsequent to his dismissal pursuant to this Paragraph 16.

                  17. Termination for Employer Breach. Executive may upon written notice to the Corporations terminate this Agreement (a termination for "Employer Breach") in the event of the breach by the Corporations of (i) any material provision of this Agreement (and the occurrence of any of the events described in subparagraph (i) of Paragraph 18 hereof shall be deemed a breach by the Corporations of a material provision of this Agreement), and if such breach relates to a provision of this Agreement other than Paragraph 18 and is susceptible of cure, the failure to effect such cure within 20 days after written notice of such breach is given to the Corporation; or (ii) any material provision of the Shareholder Agreement, after the expiration of any applicable cure or grace periods.

                  18. Change of Control.

                      (i) If prior to the termination of this Agreement, there is a Change of Control (as such term is defined herein) and thereafter any of the following occur: (a) Executive is placed in any position of lesser stature than that of a senior executive officer of the Corporations; is assigned duties inconsistent with a senior executive officer or duties which, if performed, would result in a significant change in the nature or scope of powers, authority, functions or duties inherent in such position on the date hereof; is assigned performance requirements or working conditions which are at variance with the performance requirements and working conditions in effect on the date hereof; or is accorded treatment on a general basis that is in derogation of his status as a senior executive officer; (b) Executive ceases to serve as a member of any of the GST Board or the Boards; (c) any breach of Paragraph 2 or Paragraphs 4 through 8, inclusive, of this Agreement; or (d) any requirement of the Corporations that the location at which Executive performs his principal duties for the Corporations be outside a radius of 50 miles from the location at which Executive performed such duties immediately prior to the Change of Control, then the Agreement shall be deemed to have been terminated by the Corporations otherwise than by reason of Cause and the Corporations shall pay to Executive within five days after notice from Executive to such effect, as liquidated damages, a lump sum cash payment equal to 2.99 times the "base amount" of Executive's compensation. For purposes hereof, "base amount" shall have the meaning provided in Section 280G (b) (2)
(A) of the Internal Revenue Code of 1986, as amended, and the Proposed Regulations thereunder.

                  (ii) For the purposes of this Agreement, a Change of Control means (i) the direct or indirect sale, lease, exchange or other transfer of all or substantially all (50% or more) of the assets of GST or the Corporations to any person or entity or group of persons or entities acting in concert as a partnership or other group (a "Group of Persons") excluding the GST Companies
(ii) the merger, consolidation or other business combination of GST or the Corporations with or into another corporation with the effect that the shareholders of GST or the Corporations, as the case may be, immediately following the merger, consolidation or other business combination, hold 50% or less of the combined voting power of the then outstanding securities of the surviving corporation of such merger, consolidation or other business combination ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors, (iii) the replacement of a majority of the GST Board or of any committee of the GST Board or of either of the Boards in any given year as compared to the directors who constituted the GST Board or such committee or either of the Boards at the beginning of such year, and such replacement shall not have been approved by the GST Board or the Boards, as the case may be, as constituted at the beginning of such year, (iv) a
                                      -15-
person or Group of Persons shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities of GST or either of the Corporations representing 50% or more of the combined voting power of the then outstanding securities of such corporation ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors.

                  19. Insurance Policies. The GST Companies shall have the right from time to time to purchase, increase, modify or terminate insurance policies on the life of Executive for the benefit of the GST Companies, in such amounts as the GST Companies shall determine in their sole discretion. In connection therewith, Executive shall, at such place or places as the GST Companies may reasonably direct, submit himself to physical examinations on an annual basis (or more frequently) should an insurer or prospective insurer so require, and execute and deliver such documents as the GST Companies may deem necessary to obtain such insurance policies.

                  20. Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and any prior agreement between the Corporations and Executive with respect to the subject matter hereof is hereby superseded and terminated effective immediately and shall be without further force or effect. No amendment or modification himself shall be valid or binding unless made in writing and signed by the party against whom enforcement thereof is sought.

                  21. Notices. Any notice required, permitted or desired to be given pursuant to any of the provisions of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered in person or by responsible overnight delivery service or sent by certified mail, return receipt requested, postage and fees prepaid as follows:

                           If to the Corporations, at their address set forth above, Attention: Chief Operating Officer, with a copy to:

                           Olshan Grundman Frome & Rosenzweig LLP
                           505 Park Avenue
                           New York, New York 10022
                           Attention: Stephen Irwin

                           If to Executive, at his address set forth above, with a copy to:

                           Kennedy & Kennedy
                           Pioneer Tower - Suite 1170
                           888 S.W. Fifth Avenue
                           Portland, Oregon 97204

Any of the parties hereto may at any time and from time to time change the address to which notice shall be sent hereunder by notice to the other parties given under this Paragraph 21. The date of the giving of any notice hand delivered or delivered by responsible overnight carrier shall be the date of its delivery and of any notice sent by mail shall be the date five days after the date of the posting of the mail.

                  22. No Assignment; Binding Effect. Neither this Agreement, nor the right to receive any payments hereunder, may be assigned by Executive or the Corporations without the prior consent of the other parties hereto. This Agreement shall be binding upon Executive, his heirs, executors and administrators and upon the Corporations, their respective successors and permitted assigns.

                  23. Waivers. No course of dealing nor any delay on the part of the Corporations in exercising any rights hereunder shall operate as a waiver of any such rights. No waiver of any default or breach of this Agreement shall be deemed a continuing waiver or a waiver of any other breach or default.

                  24. Governing Law; Forum. This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of Delaware, except that body of law relating to choice of laws. Except as otherwise provided in Paragraph 16 hereof, any action, suit or proceeding with respect to this Agreement and the respective rights, remedies, duties and liabilities of the parties hereunder shall be brought in the courts of the State of Washington located in Seattle, Washington or in the United States District Court for the district in which Seattle, Washington is located, and by execution and delivery of this Agreement, each party accepts for itself, generally and unconditionally, the jurisdiction of such courts. The parties hereto irrevocably waive any objection that they may now or hereafter have to the commencement of any such action, suit or proceeding in such courts.

                  25. Invalidity. If any clause, paragraph, section or part of this Agreement shall be held or declared to be void, invalid or illegal, for any reason, by any court of competent jurisdiction, such provision shall be ineffective but shall not in any way invalidate or affect any other clause, paragraph, section or part of this Agreement.

                  26. Further Assurances. Each of the parties shall execute such documents and take such other actions as may be reasonably requested by the other party to carry out the provisions and purposes of this Agreement in accordance with its terms.

                  27. Attorneys Fees. If any action, suit or proceeding is filed by any party to enforce or rescind this Agreement or otherwise with respect to the subject matter of this Agreement, the party prevailing on an issue shall be entitled to recover with respect to such issue, in addition to costs, reasonable attorneys' fees incurred in preparation or in prosecution or defense of such action, suit or proceeding as fixed by the arbitrator or trial court, and if any appeal is taken from the decision of the trial court, reasonable attorneys' fees as fixed on appeal.

                  IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be duly executed as of the day and year first above written.

                                      GST USA, INC.

                                      By:  /s/ Gordon Blankstein
                                      ------------------------------------------
                                                                      (Title)

                                      GST TELECOM INC.

                                      By:  /s/ Gordon Blankstein
                                      ------------------------------------------
                                                                       (Title)


                                           /s/ John Warta
                                      ------------------------------------------
                                                      JOHN WARTA

THE FOREGOING AGREEMENT IS
CONSENTED TO AND ACKNOWLEDGED:

GST TELECOMMUNICATIONS, INC.

By: /s/ Gordon Blankstein
-------------------------------------
                      (Title)